UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 2, 2005

Bar Harbor Bankshares
(Exact Name of Registrant as Specified in Its Charter)

Maine
(State or Other Jurisdiction of Incorporation)

        841105-D                                01-0393663
(Commission File Number) (IRS Employer Identification No.)

P.O. Box 400
Main Street, Bar Harbor, ME 04609-0400
(Address of Principal Executive Offices) (Zip Code)

(207) 288-3314
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Bar Harbor Bankshares (the "Company") previously reported that on March 2, 2005 Dean S. Read resigned from his position as President of Bar Harbor Bank & Trust (the "Bank"), the Company’s principal financial services subsidiary. In connection with Mr. Read’s resignation, the Company and Mr. Read have entered into a severance agreement (the "Severance Agreement") pursuant to which, among other things, the Company will pay Mr. Read a severance payment of $215,000 payable over fourteen (14) consecutive months and will pay for a portion of Mr. Read’s health benefits for a limited period of time. The Severance Agreement also contains non-disclosure, non-solicitation and non-competition covenants in favor of the Company by Mr. Read.

Exhibits.

    99.1  Severance Agreement with Mr. Dean S. Read

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2005

/s/ Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer